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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated March 25, 2005 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-126389) and related Prospectus of NTK Holdings, Inc. for the registration of $403,000,000 aggregate principal amount at maturity 10-3/4% Senior Discount Notes due 2014.

                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
July 14, 2005